UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 18, 2019, Alimera Sciences, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that as of January 17, 2019, the closing bid price for the Company’s common stock on the Nasdaq Global Market was below $1.00 for the last 30 consecutive business days and that the Company is therefore not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). This notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.
The notice indicates that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company will have 180 calendar days, until July 17, 2019, to regain compliance. For the Company to regain compliance with the minimum bid price requirement, the Company’s common stock must have a closing bid price of $1.00 or more for 10 consecutive business days. Under certain circumstances, however, to ensure that a company can sustain long-term compliance, Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that the company complies. The Company’s common stock will continue to trade on Nasdaq under the symbol ALIM during this 180-day period.
If the Company does not regain compliance during the initial 180-day compliance period, the Company may be eligible for an additional 180-day compliance period to regain compliance if it elects to transfer to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. If it appears to Nasdaq that the Company will not be able to cure the deficiency or the Company is otherwise not eligible, however, Nasdaq would notify the Company that its securities would be subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.
The Company intends to regain compliance with the minimum bid price requirement to allow for continued listing on the Nasdaq Global Market, including seeking to transfer to the Nasdaq Capital Market and thereby qualify for another 180-day compliance period if the Company is unable to regain compliance by July 17, 2019. The Company cannot provide any assurances, however, that it will be able to regain compliance, including, if necessary, transferring to the Nasdaq Capital Market to qualify for an additional 180-day compliance period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 18, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer